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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            REPUBLIC SERVICES, INC.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                                EXPLANATORY NOTE

     We are filing this Amendment No. 1 to our 2000 Annual Meeting Proxy Statement on Schedule 14A for the sole purpose of correcting immaterial typographical errors in the paragraph numbering in our 1998 Stock Incentive Plan which was attached to the Proxy Statement as Appendix A.
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                                                                      APPENDIX A

                            REPUBLIC SERVICES, INC.

                           1998 STOCK INCENTIVE PLAN

1. THE PLAN

     This Republic Services, Inc. 1998 Stock Incentive Plan (the "Plan") is intended to benefit the stockholders of Republic Services, Inc. (the "Company") by providing a means to attract, retain and reward individuals who contribute to the long term financial success of the Company. Further, the recipients of stock-based awards under the Plan will identify their success with that of the Company's stockholders and will be encouraged to increase their proprietary interest in the Company.

2. ADMINISTRATION

     a) Committee. The Plan shall be administered by a Committee (the "Committee"), appointed by the Board of Directors of the Company (the "Board"), which shall consist of no less than two of its members, all of whom qualify as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986 (the "IRC") provided, however, that from time to time the Board may assume, at its sole discretion, administration of the Plan and the Board reserves the power to make adjustments for corporate transactions described in Section 3(d). Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Committee may delegate certain responsibilities and powers to any executive officer or officers selected by it. Any such delegation may be revoked by the Committee at any time.

     b) Powers and Authority. The Committee's powers and authority include, but are not limited to: selecting individuals, who are employees, consultants, or non-employee directors of the Company and any subsidiary of the Company or other entity in which the Company has a significant equity or other interest as determined by the Committee, to receive awards; determining the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting contingencies; permitting transferability of awards to eligible third parties; interpreting the Plan's provisions; and administering the Plan in a manner that is consistent with its purpose. The Committee's decision in carrying out the Plan and its interpretation and construction of any provisions of the Plan or any award granted or agreement or other instrument executed under it shall be final and binding upon all persons. No members of the Board shall be liable for any action or determination made in good faith in administering the Plan.

     c) Award Prices. All awards will be denominated or made in shares of the Company's Class A Common Stock par value $.01 (the "Stock") which price shall equal no less than 100% of the fair market value which shall mean either the closing price of the Stock on the business day prior to the applicable date or at a price otherwise fixed by the Committee in good faith as 100% of the fair market value of the Stock. The applicable date shall be the day on which the award is granted (or other Plan transaction occurs), except that the Committee may provide that the applicable date may be, in the case of a stock option or stock appreciation right granted retroactively in tandem with or as a substitution for another previously granted stock option or stock appreciation right, the applicable date for such prior award. Except as provided for in
Section 3(d), the per share exercise price of any stock option or stock appreciation right may not be decreased after the grant of the award, and a stock option or stock appreciation right may not be surrendered as consideration in exchange for the grant of a new award with a lower exercise price per share of Stock.

     d) Award Agreements and Vesting. All awards shall be evidenced by a signed award agreement. These agreements shall specify the terms of the awards including their vesting schedule and any other criteria, such as performance criteria, which will be required for vesting or early vesting of the award. The minimum vesting period for all awards shall be one year, except for awards made in lieu of cash compensation which may vest immediately.

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3. SHARES OF STOCK SUBJECT TO THE PLAN AND ADJUSTMENTS

     a) Maximum Shares of Stock Available for Delivery. Subject to Section 3(d), the maximum number of shares of Stock that may be delivered to participants and their beneficiaries under the Plan shall be 20,000,000 shares of Stock. Any Stock granted under the Plan which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Plan. Any Stock covered by an award (or portion of an award) granted under the Plan, which is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using Stock, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. Likewise, if any stock option is exercised by tendering shares of Stock, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan or any prior plan of the Company, only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. Further, Stock issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan.

     b) Other Plan Limits. Subject to Section 3(d), the following additional maximums are imposed under the Plan. The maximum number of shares of Stock that may be issued in connection with stock options intended to comply with Section 422 or any other similar provision of the IRC shall be 20,000,000. The maximum aggregate number of shares of Stock that may be covered by awards granted to any one individual pursuant to Sections 4(b) and 4(c) shall not exceed 5,000,000. The maximum number of shares of Stock that may be issued to all participants in conjunction with awards granted pursuant to Section 4(d) shall be 5,000,000. The maximum number of shares of Stock or equivalent cash payment that can be earned each year for awards granted to any one individual pursuant to Section 4(d) shall be 1,000,000, and shall be cumulative over the life of the Plan.

     c) Payment Shares of Stock. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may, in addition to granting awards under Section 4, use available Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including those of any entity acquired by the Company.

     d) Adjustments for Corporate Transactions.

          (i) The Board may determine that a corporate transaction has affected the price of the Stock such that an adjustment or adjustments to outstanding awards are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at time of grant. For this purpose a corporate transaction may include, but is not limited to, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares of Stock, or other similar occurrence. In the event of such a corporate transaction, the Board may, in such manner as the Board deems equitable, adjust (i) the number and kind shares of Stock which may be delivered under the Plan pursuant to Sections 3(a) and 3(b); (ii) the number and kind of shares of Stock subject to outstanding awards; and (iii) the exercise price of outstanding stock options and stock appreciation rights.

          (ii) In the event that the Company is not the surviving company of a merger, consolidation or amalgamation with another company, or in the event of a liquidation or reorganization of the Company, and in the absence of the surviving corporation's assumption of outstanding awards made under the Plan, the Board may provide for appropriate adjustments and/or settlements of such grants either at the time of grant or at a subsequent date. The Board may also provide for adjustments and/or settlements of outstanding awards as it deems appropriate and consistent with the Plan's purpose in the event of any other change-in-control of the Company.

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4. TYPES OF AWARDS

     a) General. An award may be granted singularly, in combination with another award(s) or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Subject to Section 2(c), an award may be granted as an alternative to or replacement of an existing award under the Plan or under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company. The Company's non-employee directors are only eligible for the awards described in
Section 4(b) subject to the grant schedule described in Section 4(e). The types of awards that may be granted under the Plan include:

     b) Stock Option. A stock option represents a right to purchase a specified number of shares of Stock during a specified period at a price per share which is no less than 100% of the per share amount stipulated by Section 2(c). The longest term during which a stock option may be outstanding shall be ten years. A stock option may be in the form of an incentive stock option as defined in
Section 422 of the IRC or in another form which may or may not qualify for favorable federal income tax treatment. The Stock covered by a stock option may be purchased by means of a cash payment or such other means as the Committee may from time-to-time permit, including (i) tendering (either actually or by attestation) shares of Stock valued using the market price at the time of exercise, (ii) authorizing a third party to sell Stock (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the shares of Stock acquired through such exercise and any tax withholding obligations resulting from such exercise; or (iii) any combination of the above.

     c) Stock Appreciation Right. A stock appreciation right is a right to receive a payment in cash, Stock or a combination, equal to the excess of the aggregate market price at time of exercise of a specified number of shares of Stock over the aggregate exercise price of the stock appreciation right being exercised. The longest term a stock appreciation right may be outstanding shall be ten years. Such exercise price shall be based on 100% of the per share amount stipulated by Section 2(c).

     d) Stock Award. A stock award is a grant of Stock or of a right to receive Stock (or their cash equivalent or a combination of both) in the future. Except in cases of certain terminations of employment or an extraordinary event, each Stock award shall be earned and vest over at least one year and shall be governed by such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals.

     The performance goals that may be used by the Committee for such awards to executive officers covered by IRC Section 162(m) shall consist of:

Revenue                   Return on Equity
Net Income                Stockholder Return
Earnings Per Share

     Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement shall exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operation appearing in the Company's annual report to stockholders for the applicable year.

     e) Directors Stock Options. Non-employee directors shall receive award of stock options which are not intended to be treated as incentive stock options under Section 422 of the IRC. These awards shall consist of one grant of 50,000 shares of Stock upon appointment to the Board and subsequent annual grants of 10,000 shares of Stock on the first business day of each calendar year at an exercise price equal to the closing price of

                                       A-3
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the Stock on the last business day of the prior year. Each option granted under this (e) shall be immediately exercisable.

5. AWARD SETTLEMENTS AND PAYMENTS

     a) Dividends and Dividend Equivalents. An award may contain the right to receive dividends or dividend equivalent payments which may be paid either currently or credited to a participant's account. Any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in share equivalents.

     b) Payments. Awards may be settled through cash payments, the delivery of Stock, the granting of awards or combination thereof as the Committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies, as the Committee shall determine. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred share equivalents. Subject to the aggregate limitation on the number of shares of Stock that may be issued under the Plan as set forth in Section 3(a), the Committee may, in addition to granting awards under Section 4, use available Stock as the form of payment for other compensation plans or arrangements of the Company, including those of any entity acquired by the Company.

6. PLAN AMENDMENT AND TERMINATION

     a) Amendments. The Board may amend this Plan as it deems necessary and appropriate to better achieve the Plan's purpose provided, however, that: (i) the share limitations set forth in Sections 3(a) and 3(b) cannot be increased and (ii) the minimum stock option and stock appreciation right exercise prices set forth in Sections 2(c) and 4(b) and (c) cannot be changed unless such a Plan amendment is properly approved by the Company's stockholders.

     b) Plan Suspension and Termination. The Board may suspend or terminate this Plan at any time. Any such suspension or termination shall not of itself impair any outstanding award granted under the Plan or the applicable participant's rights regarding such award.

7. MISCELLANEOUS

     (a) No Individual Rights. No person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or to perform services for the Company, any subsidiary or related entity. The right to terminate the employment of or performance of services by any Plan participant at any time and for any reason is specifically reserved to the employing entity.

     b) Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by virtue of an award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

     c) Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate.

     d) No Fractional Shares of Stock. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any award, and the Committee shall determine whether cash shall be paid or transferred in lieu of
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any fractional shares of Stock, or whether such fractional shares of Stock or any rights thereto shall be canceled.

     e) Governing Law. The validity, construction and effect of the Plan and any award, agreement or other instrument issued under it shall be determined in accordance with the laws of the state of Delaware without reference to principles of conflict of law.

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